SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 5, 2012

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts 02421

(Address of Principal Executive Offices)        (Zip Code)

Registrant’s telephone number, including area code: (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Cubist Pharmaceuticals, Inc. (“Cubist”) held its Annual Meeting of Stockholders on June 7, 2012 (the “Annual Meeting”).  At the Annual Meeting, Cubist’s stockholders elected Kenneth Bate, Nancy Hutson, Leon Moulder, Jr. and Martin Soeters as Class I directors to hold office until Cubist’s 2015 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The results of the stockholders’ votes with respect to the election of such Class I directors were as follows:

	For	Withheld	Broker Non-Votes
Kenneth Bate	53,601,601	784,138	3,515,704
Nancy Hutson	54,044,349	341,390	3,515,704
Leon Moulder, Jr.	54,041,452	344,287	3,515,704
Martin Soeters	54,043,782	341,957	3,515,704

In addition, at the Annual Meeting, Cubist’s stockholders voted upon the following proposals: (1) a non-binding, advisory vote on the compensation paid to Cubist’s named executive officers in 2011, (2) the approval of Cubist’s 2012 Equity Incentive Plan, and (3) the ratification of the appointment of PricewaterhouseCoopers LLP as Cubist’s independent registered public accounting firm for the fiscal year ending December 31, 2012.  The results of the stockholders’ votes with respect to these three proposals were as follows:

				Broker
	For	Against	Abstain	Non-Votes
Advisory Vote on Executive Compensation	53,862,436	367,545	155,757	3,515,704

Approval of 2012 Equity Incentive Plan	41,885,072	11,950,136	550,531	3,515,704

Ratification of Independent Registered Public Accounting Firm	55,975,530	1,786,697	139,216	0

Item 7.01 Regulation FD Disclosure.

On June 5, 2012, Cubist issued a press release announcing it will host a live webcast in conjunction with its Investor Day on Monday, June 11, 2012 at 8:30 a.m. EDT at NASDAQ.  The press release has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release dated June 5, 2012

The information in Item 7.01 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

	By:	/s/ Tamara L. Joseph
Tamara L. Joseph
Senior Vice President, General Counsel and Secretary

Dated: June 11, 2012